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                                                                    EXHIBIT 10.2


                             SMARTSOURCES.COM, INC.

                     1999 STOCK INCENTIVE COMPENSATION PLAN

                               SECTION 1. PURPOSE

     The purpose of the SmartSources.com, Inc. 1999 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of SmartSources.com, Inc., a Colorado corporation (the "Company"), by offering opportunities to employees, directors, officers and consultants of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  AWARD

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2  BOARD

     "Board" means the Board of Directors of the Company.

2.3  CAUSE

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Compensation Committee, and its determination shall be conclusive and binding.

2.4  CODE

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  COMMON STOCK

     "Common Stock" means the common stock, no par value, of the Company.

2.6  COMPENSATION COMMITTEE

     "Compensation Committee" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.7  CORPORATE TRANSACTION

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation;

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          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.8  DISABILITY

     "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

2.9  EARLY RETIREMENT

     "Early Retirement" means early retirement as that term is defined by the Compensation Committee from time to time for purposes of the Plan.

2.10  EXCHANGE ACT

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.11  FAIR MARKET VALUE

     "Fair Market Value" shall be as established in good faith by the Compensation Committee or (a) if the Common Stock is listed on the American Stock Exchange or the New York Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day or (b) if the Common Stock is listed on the Nasdaq National Market, the Nasdaq Small Cap Market or the Electronic Bulletin Board, the average of the high and low per share sales prices for the Common Stock as reported for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12  GOOD REASON

     "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

          (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason as defined in this Section 2.12;

          (b) a reduction in the Holder's annual base salary;

          (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

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          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Holder's employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.13 GRANT DATE

     "Grant Date" means the date the Compensation Committee adopted the granting resolution or a later date designated in a resolution of the Compensation Committee as the date an Award is to be granted.

2.14 HOLDER

     "Holder" means (a) the person to whom an Award is granted; (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

2.15 INCENTIVE STOCK OPTION

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.16 NONQUALIFIED STOCK OPTION

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17 OPTION

     "Option" means the right to purchase Common Stock granted under Section 7.

2.18 RESTRICTED STOCK

     "Restricted Stock" means shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Compensation Committee.

2.19 RETIREMENT

     "Retirement" means retirement as of the individual's normal retirement date as that term is defined by the Compensation Committee from time to time for purposes of the Plan.

2.20 SECURITIES ACT

     "Securities Act" means the Securities Act of 1933, as amended.

2.21 STOCK AWARD

     "Stock Award" means an Award granted under Section 9.

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2.22 SUBSIDIARY

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Compensation Committee, and any entity that may become a direct or indirect parent of the Company.

2.23  SUCCESSOR CORPORATION

     "Successor Corporation" has the meaning set forth in Section 11.2.

                           SECTION 3. ADMINISTRATION

3.1  COMPENSATION COMMITTEE

     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Compensation Committee and the membership of any committee acting as Compensation Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize a senior executive officer of the Company to grant Awards, within limits specifically prescribed by the Board.

3.2  ADMINISTRATION AND INTERPRETATION BY THE COMPENSATION COMMITTEE

     Except for the terms and conditions explicitly set forth in the Plan, the Compensation Committee shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Compensation Committee shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Compensation Committee's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Compensation Committee pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Compensation Committee may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1  AUTHORIZED NUMBER OF SHARES

     Subject to adjustment from time to time as provided in Section 11.1, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall not exceed in the aggregate 10% of the issued shares of Common Stock as of the Plan's effective date; provided that, if the number of issued shares of Common Stock is increased after the Plan's effective date, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall be increased by 10% of such increase. The Plan's effective date shall be as provided in Section 15. Subject to adjustment from time to time as provided in Section 11.1, in no event, however, shall more than 550,000 shares of Common Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options under the Plan.

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4.2  LIMITATIONS

     Subject to adjustment from time to time as provided in Section 11.1, any grant made under the Plan shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Compensation Committee from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                               SECTION 6. AWARDS

6.1  FORM AND GRANT OF OPTIONS

     The Compensation Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may consist of Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Options may be granted singly or in combination.

6.2  ACQUIRED COMPANY AWARDS

     Notwithstanding anything in the Plan to the contrary, the Compensation Committee may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Compensation Committee without any further action by the Compensation Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1  GRANT OF OPTIONS

     The Compensation Committee is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  OPTION EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be as determined by the Compensation Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant

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Date with respect to Incentive Stock Options and not less than 100% of the Fair
Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3  TERM OF OPTIONS

     The term of each Option shall be as established by the Compensation Committee or, if not so established, shall be 10 years from the Grant Date.

7.4  EXERCISE OF OPTIONS

     The Compensation Committee shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Compensation Committee at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Compensation Committee at any time:

    PERIOD OF HOLDER'S CONTINUOUS EMPLOYMENT OR SERVICE
           WITH THE COMPANY OR ITS SUBSIDIARIES                  PERCENT OF TOTAL OPTION
                FROM THE OPTION GRANT DATE                    THAT IS VESTED AND EXERCISABLE
-----------------------------------------------------------   ------------------------------
       After 1 year........................................                 25%
       After 2 years.......................................                 50%
       After 3 years.......................................                 75%
       After 4 years.......................................                100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Compensation Committee, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Compensation Committee may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  PAYMENT OF EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Compensation Committee in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and/or one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Compensation Committee may permit.

7.6  POST-TERMINATION EXERCISES

     The Compensation Committee shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder
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ceases to be employed by, or to provide services to, the Company or its
Subsidiaries, which provisions may be waived or modified by the Compensation Committee at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Compensation Committee at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one year if the termination of the Holder's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Compensation Committee determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Compensation Committee determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Compensation Committee, in its sole discretion.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  DOLLAR LIMITATION

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% SHAREHOLDERS

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  ELIGIBLE EMPLOYEES

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent

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corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4  TERM

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5  EXERCISABILITY

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder's reemployment rights are guaranteed by statute or contract. For purposes of this
Section 8.5, "total disability" shall mean a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.

8.6  TAXATION OF INCENTIVE STOCK OPTIONS

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Compensation Committee may require a Holder to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                            SECTION 9. STOCK AWARDS

9.1  GRANT OF STOCK AWARDS

     The Compensation Committee is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Compensation Committee shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Compensation Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

9.2  ISSUANCE OF SHARES

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Compensation Committee, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

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9.3  WAIVER OF RESTRICTIONS

     Notwithstanding any other provisions of the Plan, the Compensation Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Compensation Committee shall deem appropriate.

                           SECTION 10. ASSIGNABILITY

     No Option or Stock Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Compensation Committee, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Holder to designate a beneficiary who may exercise the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                            SECTION 11. ADJUSTMENTS

11.1  ADJUSTMENT OF SHARES

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Compensation Committee shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Compensation Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Section 11.2.

11.2  CORPORATE TRANSACTION

     (a) Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

     (b) Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability shall be made by the Compensation Committee, and its determination shall be conclusive and binding. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder's voluntarily without Good Reason.

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     (c) All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     (d) The acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

11.3  FURTHER ADJUSTMENT OF OPTIONS

     Subject to Section 11.2, the Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Compensation Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Compensation Committee may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Compensation Committee may take such action before or after granting

     Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4  LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                            SECTION 12. WITHHOLDING

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Compensation Committee may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

                 SECTION 13. AMENDMENT AND TERMINATION OF PLAN

13.1  AMENDMENT OF PLAN

     The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

13.2  TERMINATION OF PLAN

     The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

13.3  CONSENT OF HOLDER

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

     Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                              SECTION 14. GENERAL

14.1  AWARD AGREEMENTS

     Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Compensation Committee shall deem advisable and that are not inconsistent with the Plan.

14.2  CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

     None of the Plan, participation in the Plan or any action of the Compensation Committee taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

14.3  REGISTRATION

     The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

14.4  NO RIGHTS AS A SHAREHOLDER

     No Option shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

14.5  COMPLIANCE WITH LAWS AND REGULATIONS

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6  NO TRUST OR FUND

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7  SEVERABILITY

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                           SECTION 15. EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     Adopted by the Board on April 27, 1999 and approved by the Company's
shareholders on           , 199  .

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

 Date of
Adoption/
Amendment/                  Effect of        Date of Shareholder
Adjustment   Section        Amendment             Approval

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